EXHIBIT 5 AND EXHIBIT 23.2

400 Renaissance Center Detroit, Michigan 48243
WWW.DYKEMA.COM
	Tel: Fax:	(313) 568-6800 (313) 568-6658

October 8, 2004

Kaydon Corporation
315 East Eisenhower Parkway
Ann Arbor, Michigan 48108

Ladies and Gentlemen:

          As legal counsel for Kaydon Corporation., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of (i) 750,000 shares of the Common Stock, $0.10 par value per share, of the Company ("Common Stock") which may be sold pursuant to the Kaydon Corporation Employee Stock Ownership and Thrift Plan, and an equal number of associated rights (the "Rights") to purchase shares of Series A Preferred Stock of the Company pursuant to the Company's Rights Agreement dated May 4, 2000 (the "Rights Agreement"); and (ii) 100,000 shares of Common Stock which may be sold pursuant to the Electro-Tec Corporation Employee Retirement Benefit Plan (together with the Kaydon Corporation Employee Stock Ownership and Thrift Plan, the "Plans"), and an equal number of associated Rights.

          We have examined all instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          Based on such examination, we are of the opinion that (1) the shares of Common Stock being registered on Form S-8 under the Securities Act of 1933 (the "Registration Statement") are authorized shares of Common Stock, and such shares, when sold pursuant to the Plans, will be legally issued and outstanding, fully paid and nonassessable and (2) the associated Rights have been duly authorized for issuance and are enforceable against the Company in accordance with the Rights Agreement.

          These opinions are limited to the matters specifically referred to in the letter and are effective as of the date of this opinion. No expansion of our opinions may be made by implication or otherwise. This opinion is for use in connection with the Registration Statement and may not be relied on in connection with other matters.

CALIFORNIA / ILLINOIS / MICHIGAN / WASHINGTON D.C.

October 8, 2004

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement covering the Common Stock and associated Rights to be issued pursuant to the Registration Statement.

Very truly yours,

Dykema Gossett PLLC

CALIFORNIA / ILLINOIS / MICHIGAN / WASHINGTON D.C.